Exhibit 99.1

CONTACT:
John C. Wobensmith
President
Genco Shipping & Trading Limited
(646) 443-8555

GENCO SHIPPING & TRADING LIMITED ANNOUNCES 1-FOR-10 REVERSE STOCK SPLIT

New York, New York, July 7, 2016 – Genco Shipping & Trading Limited (NYSE:GNK) (the “Company”) announced today that it has effected a 1-for-10 reverse stock split of its common stock, effective at 4:30 p.m., New York Time, on July 7, 2016. On April 15, 2016, the Company had announced shareholder approval to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio between 1-for-2 and 1-for-25, with such ratio to be determined in the sole discretion of the Company’s Board of Directors. On June 29, 2016, the Board of Directors approved the implementation of a reverse stock split and determined the appropriate reverse stock split ratio to be 1-for-10.  The reverse split is intended to bring the Company into compliance with the $1.00 minimum average closing share price requirement for continued listing on the New York Stock Exchange (the “NYSE”). The Company’s common stock is expected to begin trading on a split-adjusted basis on the NYSE at the market open on July 8, 2016.

Upon the effectiveness of the reverse stock split, every ten shares of issued and outstanding Company common stock were combined into one issued and outstanding share of common stock, with no change in par value per share. The reverse split reduced the number of shares of the Company’s outstanding common stock from approximately 73.5 million shares to approximately 7.4 million shares. No fractional shares were issued as a result of the reverse stock split. Any fractional shares that would have resulted will be settled in cash.

Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all of the Company’s outstanding warrants.  Shareholders holding share certificates will receive information from Computershare, Inc., the Company’s transfer agent, regarding the process for exchanging their shares of common stock.  Stockholders who hold their shares in brokerage accounts or “street name” will not be required to take any action to effect the exchange of their shares.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2016, a copy of which is available at www.sec.gov or www.gencoshipping.com under the SEC Filings tab located on the Investor page.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited transports iron ore, coal, grain, steel products and other drybulk cargoes along worldwide shipping routes. Genco Shipping & Trading Limited’s current fleet consists of 13 Capesize, eight Panamax, four Ultramax, 21 Supramax, five Handymax and 18 Handysize vessels with an aggregate capacity of approximately 5,113,000 dwt.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance.  These forward-looking statements are based on management’s current expectations and observations and include factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this press release. In particular, although the Company intends to regain compliance with the NYSE’s continued listing standards, there can be no assurance that the Company will be able to do so. This could result in a delisting of the Company’s common stock from the NYSE. Other factors that could cause actual results to differ materially from the forward-looking statements contained in this press release are listed from time to time in the Company’s filings with the SEC, its Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent reports on Form 10-Q and Form 8-K.

This press release is not an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction (including without limitation the United States of America) to the public generally or to any person.

# # #